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Exhibit 10.4

POSTCLOSING AGREEMENT

    THIS POSTCLOSING AGREEMENT (this "Agreement") is entered into as of July 12, 2001, by and among UNOVA, INC. and certain of its Subsidiaries (collectively, the "Borrowers") and BANK OF AMERICA, N.A., as administrative agent and collateral agent for the Lenders (the "Agent").

RECITALS:

    A.  The Borrowers, the Agent and the Lenders party thereto are all parties to that certain Credit Agreement dated as of July 12, 2001 (as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement"). Terms defined by the Credit Agreement, wherever used herein, shall have the meanings herein given to such terms in the Credit Agreement.

    B.  In connection with execution and delivery of the Credit Agreement, the Borrowers and the Agent have entered into the agreements provided hereinbelow.

    NOW THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto the Borrowers and the Agent hereby agree as follows:

AGREEMENT:

    1.  Postclosing Deliveries or Actions.  Each of the Borrowers agrees to deliver the following items to the Agent and/or cause the following to occur, in each case on or before expiration of the respective specified time periods and in form and substance reasonably satisfactory to the Agent:

      a.  The Borrowers will deliver to the Agent certificates of insurance within thirty (30) days from the Closing Date in the form attached hereto as Exhibit A; provided that, to the extent the Borrowers are unable to deliver such certificates to the Agent within such time, the Borrowers shall obtain such insurance policies as may be required by the Credit Agreement (and evidence thereof) within thirty (30) days from the Closing Date.

      b.  Borrowers will not deposit any investment, withdraw any investment, transact any business through or otherwise utilize the Fidelity Account #00500354717 until after a fully executed control agreement is delivered to Agent.

      c.  Within sixty (60) days from the Closing Date, the Borrowers will deliver:

         (i) All waivers and subordinations of bailee and processor Liens and such access and other agreements from each bailee and processor listed on Exhibit B as required by and in accordance with the terms of Security Agreement;

        (ii) All waivers and subordinations of warehousemen Liens and such access and other agreements from each lessor of warehouse space listed on Exhibit B as required by and in accordance with the terms of the Security Agreement; and

        (iii) All waivers and subordinations of landlord Liens and such access and other agreements from each lessor of real property listed on Exhibit B as required by and in accordance with the terms of the Security Agreement.

  Notwithstanding the contrary terms of any Loan Document, failure to deliver such agreements shall not constitute a Default or Event of Default; provided, however, that pending receipt of the waivers, subordinations and/or other agreements set forth in this Section, the Agent may establish such reserves relating to the Collateral as the Agent shall deem appropriate.

      d.  To the extent not previously delivered to the satisfaction of the Agent as of the Closing Date, the Borrowers shall use their best efforts to deliver to the Agent within thirty (30) days following the Closing Date, patent assignments necessary to perfect the Agent's Lien in certain

  Restricted Intellectual Property listed on Exhibit C. To the extent the Borrowers are unable to provide such documents as a result of the actions of a third party, such failure shall not constitute a Default or Event of Default.

    2.  Limitation.  Except as set forth above, no other exceptions to the requirements or provisions of the Credit Agreement or to any other Loan Document are authorized or approved.

    3.  Agent Ability to Bind Lenders.  The Agent hereby represents and warrants to the Borrowers that it is authorized to execute this Agreement on behalf of the Lenders, and this Agreement shall bind the Lenders.

    4.  Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

    5.  Multiple Counterparts.  This Agreement may be executed in two or more counterparts and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument, and a telecopy of any such counterpart shall be deemed valid as an original.

    6.  Entire Agreement.  This Agreement and all other instruments, documents, and agreements executed and delivered in connection with this Agreement embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Agreement, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

    7.  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns.

    8.  Loan Document.  This Agreement constitutes a Loan Document.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.

AGENT:
BANK OF AMERICA, N.A., as Agent
By:	/s/ RICHARD BURKE

Name:	Richard Burke

Title:	Senior Vice President

BORROWERS:
UNOVA, INC.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
INTERMEC TECHNOLOGIES CORPORATION
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
R & B MACHINE TOOL COMPANY
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
J.S. MCNAMARA COMPANY
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
M M & E, INC.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
INTERMEC IP CORP.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
UNOVA IP CORP.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer

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POSTCLOSING AGREEMENT
RECITALS
AGREEMENT